Verizon Communications Inc.
Exhibit 99.3
Non-GAAP Reconciliations

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 9/30/23

Consolidated Net Income	$3,411	$4,884
Add:
Provision for income taxes	891	1,308
Interest expense	1,672	1,433
Depreciation and amortization expense(1)	4,458	4,431
Consolidated EBITDA	$10,432	$12,056

Add/(subtract):
Other (income) expense, net	$(72)	$(170)
Equity in (earnings) losses of unconsolidated businesses	24	18
Severance charges	1,733	—
Asset and business rationalization	374	—
Business transformation costs	—	176
Non-strategic business shutdown	—	158
	2,059	182
Consolidated Adjusted EBITDA	$12,491	$12,238
Consolidated Adjusted EBITDA - Year over year change %	2.1%
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets and a portion of the Non-strategic business shutdown, where applicable.

Free Cash Flow
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 9/30/23	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23

Net Cash Provided by Operating Activities	$9,911	$10,778	$26,480	$28,798
Capital expenditures (including capitalized software)	(3,948)	(4,094)	(12,019)	(14,164)
Free Cash Flow	$5,963	$6,684	$14,461	$14,634

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